Exhibit 99.1

LSI Employee Questions

January 13, 2014

How will stock options and RSUs be treated now and after the acquisition closes?

Between now and closing, any shares you receive from the settlement of vested of RSUs, the exercise of vested stock options or that you purchase in the Employee Stock Purchase Plan (ESPP) can be sold if you wish to do so unless you are subject to one of the blackouts, like our earnings blackout, contained in our Stock Trading Policy. Until the transaction closes, RSUs and stock options will continue to vest according to their original vesting schedules and will expire upon their original expiration dates. Prior to the date the transaction closes, you will receive a written notice further explaining the treatment of your stock options and RSUs in connection with the transaction.

RSUs. On the date the transaction closes, any unvested RSUs you hold (assuming your continued employment through the date the transaction closes) will be assumed by Avago and converted into RSUs denominated in Avago ordinary shares. The Avago RSUs will have the same terms, including vesting, as the original grant, except that any performance based-vesting criteria will be deemed met at a level that would result in payout of a “Target Award”. In addition, adjustments will be made to the number of shares covered by the award to maintain the approximate value of the award at the time of conversion. All vested RSUs that have not yet been settled will be cancelled in exchange for a payment either through the payroll system or through a paying agent appointed for purposes of the transaction. The payment will equal the aggregate number of shares of common stock subject to the RSU multiplied by $11.15, less any required tax withholding. Please note that if you terminate your employment with LSI prior to the date the transaction closes, your RSUs will not be assumed by Avago and you will not be entitled to a payment for any unvested RSUs as of the date you terminate your employment.

Stock Options. On the date the transaction closes, any unvested stock options you hold (assuming your continued employment through the date the transaction closes) will be converted into stock options to purchase Avago ordinary shares. The Avago stock options will have the same terms, including vesting and expiration dates, as the original grant. However, adjustments will be made to the number of shares covered by the award and to the exercise price to maintain the intrinsic value of the award at the time of conversion. Any vested stock options you hold that have an exercise price of less than $11.15 per share will be cashed out, and you will receive payment for them either through the payroll system or through a paying agent appointed for purposes of the transaction. For each such vested stock option, you will receive an amount equal to the excess of $11.15 over the exercise price of the stock option multiplied by the number of shares subject to your vested portions of the stock option, less any required tax withholding. Any vested stock options you hold that have an exercise price equal to or more than $11.15 per share will be cancelled without payment. Please note that if you terminate your employment with LSI prior to the date the transaction closes your unvested stock options will not be assumed by Avago, instead any vested stock options that remain outstanding on the date the transaction closes will be cashed-out as described above.

What happens to the Employee Stock Purchase Plan (ESPP)?

The ESPP will continue for the current purchase period (November 2013 to May 2014), and it will terminate after the current purchase period is completed. If the transaction closes before May 2014, we will terminate the current purchase period early and make pro-rata adjustments to reflect the shortened purchase period. No further purchase periods will commence under the ESPP. In addition, any individual who was not participating in the ESPP as of December 15, 2013 will not be allowed to commence participation in the ESPP.

How will the proposed transaction affect the sabbatical program for employees who are eligible now and for those employees who will be eligible from now until one full year after the closing?

As previously stated, all LSI benefits will continue for a period of time after the transaction closes. Under the merger agreement, Avago has agreed to provide benefits which are no less favorable than those in place at the closing of the transaction. The two companies will integrate the various aspects of their business, including benefits, as Avago implements its integration plan. Employees who are currently eligible for the sabbatical program, or will become eligible in 2014, may take their sabbaticals. After the one year period following the closing of the transaction, Avago will decide whether or not to keep the sabbatical program. To read the LSI Sabbatical Plan, click http://insight.lsi.com/InsideLSI/Organizations/HR/Benefits/Pages/LSI_Sabbatical_2011.pdf.

Does Avago have an engineering development center in India currently? When do we expect to hear about Avago’s plans for India?

Avago does not have an engineering development center in India. We will provide more details on Avago’s plans once the integration team is formed and as decisions are made.

What does becoming a wholly-owned subsidiary mean?

At the closing of the transaction, LSI will become a wholly-owned subsidiary of Avago. Initially, LSI will continue to operate as a separate company with its own employees, customer and supplier contracts, and operations. Over time, the two companies will integrate the various aspects of their businesses and implement the integration plan.

Is it possible for Avago or LSI to terminate the transaction before it closes?

The merger agreement includes provisions whereby either LSI or Avago may terminate the merger by mutual consent or unilaterally because certain conditions are not met. For example, the merger agreement may be terminated if the merger has not been consummated by Sept. 23, 2014; if an order, injunction or other decree of any governmental entity is entered permanently enjoining, restraining or otherwise prohibiting the transaction; or if the affirmative vote of the requisite number of holders of outstanding LSI common stock is not obtained at the special meeting. For a complete description of the Merger Agreement and termination provisions, please see LSI’s Form 8-K, filed with the SEC on Dec. 17, 2013.

What could be the effect of current shareholder lawsuits involving the acquisition?

Following the Dec. 16, 2013, announcement of the merger agreement, 15 purported class action complaints were filed against LSI, our directors and Avago. Eight lawsuits were filed in the Delaware Court of Chancery, and the other seven lawsuits were filed in the Superior Court of the State of California, County of Santa Clara. Each of the cases is purportedly brought on behalf of the LSI stockholder class. Collectively, the Delaware and California actions generally allege, among other things, that the members of LSI’s Board of Directors breached their fiduciary duties in connection with the merger because the merger is not in LSI’s best interest, the merger consideration is unfair, and certain other terms of the merger agreement are unfair. Among other remedies, the lawsuits seek to enjoin the merger, or in the event that an injunction is not entered and the merger closes, rescission of the merger or unspecified money damages, costs and attorneys’ fees. LSI and the LSI Board of Directors believe these claims are entirely without merit and intend to vigorously defend these actions.

Do you know what fabs Avago uses? Do they own their own fabs?

Avago outsources standard CMOS processes. It maintains internal fabrication facilities for products utilizing innovative materials and processes, and they own gallium arsenide fabs in Fort Collins, Colorado, and Singapore and an indium phosphide fab in Breinigsville, Pennsylvania for that purpose. Examples of internally fabricated semiconductors include FBAR filters for wireless communications. Avago currently has approximately 2,600 manufacturing employees devoted to internal fabrication operations as well as management of outsourced activities.

Where can I find more information about Avago’s ASIC business?

Information about Avago’s current business is available on its website at www.avagotech.com.

Why weren’t all LSI sites listed in the Avago slides depicting the global site map?

The map represented major sites for each company to enable employees to see the principal locations for both LSI and Avago.

Could we get a geographic breakdown of Avago employees? How many employees are located in which country?

By geography, approximately 42 percent of Avago’s employees are located in Asia, 52 percent in North America and 6 percent in Europe. Avago’s primary North American sites are San Jose, Calif., Fort Collins, Colo., Matamoros, Mexico, and the Lehigh Valley in Pennsylvania. Its primary sites in Asia are Singapore, Malaysia, China and South Korea, and in Europe, in Germany.

What happens to H-1B, L-1 or green card petitions/cases for LSI once the merger is completed?

Initially, no action will be required on the H-1B or L-1 petition, and LSI will continue to process your permanent residency case. However, if your job duties or jobsite address change, LSI will be required to file an amendment to your H-1B petition.

What happens to H-1B Cap cases due to be filed April 1?

The transaction is scheduled to close sometime in the first half of 2014, so it is expected that LSI will file H-1B Cap cases on April 1, 2014.

If I have immigrant status, will it be a problem if my spouse or I need to travel outside the U.S. in the near future?

As long as LSI remains a subsidiary of Avago following the closing and you remain employed by LSI, international travel should not pose a problem. However, you should contact the immigration department prior to any international travel.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Avago Technologies Limited (“Avago”) and LSI Corporation (“LSI”) believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Avago, LSI or their respective business or operations. Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of LSI to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger, including clearance from the Committee on Foreign Investment in the United States, are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of LSI and Avago to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of LSI or Avago; (5) the ability of LSI to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Avago to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in LSI’s and Avago’s respective most recent Annual Reports on Form 10-K, and LSI’s and Avago’s more recent reports filed with the SEC. LSI and Avago can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither LSI nor Avago undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It; Participants in Solicitation

This communication is being made in respect of the proposed transaction involving LSI Corporation (“LSI”) and Avago Technologies Limited (“Avago”). The proposed transaction will be submitted to the stockholders of LSI for their consideration. In connection with the proposed transaction, LSI will prepare a proxy statement to be filed with the SEC. LSI and Avago also plan to file with the SEC other documents regarding the proposed transaction. LSI’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LSI. Investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to www.lsiproxy.com, by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or by calling 1 (800) 372-2447.

LSI and Avago and their respective directors, executive officers may be deemed to be participants in the solicitation of proxies from LSI’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information regarding LSI’s directors and executive officers is contained in LSI’s Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement for LSI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2013, and subsequent filings which LSI has made with the SEC. Information regarding Avago’s directors and executive officers is contained in Avago’s Annual Report on Form 10-K for the year ended October 28, 2012, the proxy statement for the Avago’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 20, 2013, and subsequent filings which Avago has made with the SEC. Investors may obtain additional information regarding the interests of LSI and its directors and executive officers in the proposed Merger, which may be different than those of LSI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.